Exhibit 32.1

Sarbanes-Oxley Act of 2002, Section 906 Certification for Chairman and Chief Executive Officer

I, D. Neil Dauby, President and Chief Executive Officer of German American Bancorp, Inc. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that:
1.The Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Periodic Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and
2.Information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of German American Bancorp, Inc.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.

August 9, 2022
Date

/s/ D. Neil Dauby
D. Neil Dauby
President and Chief Executive Officer
(principal executive officer)